UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
 ___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2019
___________________________

Synacor, Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	001-33843	16-1542712

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (716) 853-1362

 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SYNC	The Nasdaq Stock Market LLC
(voting)		(The Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.

On February 11, 2020, Synacor, Inc., a Delaware corporation (“Synacor”), Qumu Corporation, a Minnesota corporation (“Qumu”), and Quantum Merger Sub I, Inc., a Minnesota corporation and a direct, wholly owned subsidiary of Synacor (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) for a proposed “merger of equals” transaction, pursuant to which, and subject to the conditions in the Merger Agreement, Merger Sub will merge with and into Qumu (the “Merger”), with Qumu surviving the Merger as a wholly owned subsidiary of Synacor. The respective boards of directors of Synacor and Qumu have each unanimously approved the Merger Agreement. Capitalized terms used but not otherwise defined have the meanings ascribed to such terms in the Merger Agreement.

Synacor and Qumu intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of Synacor, Qumu, Merger Sub or any holder of any of the securities of Synacor, Qumu or Merger Sub, each share of common stock, par value $0.01 per share, of Qumu (“Qumu Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Qumu, Synacor or Merger Sub) will be converted into the right to receive 1.61 (the “Exchange Ratio”) newly issued shares of common stock (the “Synacor Common Stock”), par value $0.01 per share, of Synacor (the “Qumu Common Stock Merger Consideration”).

No fractional shares of Synacor Common Stock will be issued in the Merger, and Qumu stockholders will receive cash in lieu of fractional shares as part of the Qumu Common Stock Merger Consideration, as specified in the Merger Agreement. Shares of Synacor Common Stock will be listed on The Nasdaq Global Market (“Nasdaq”).

Immediately following the completion of the Merger, the Exchange Ratio is expected to result in Synacor stockholders holding approximately 64.4% of the outstanding shares of Synacor Common Stock and former Qumu shareholders holding approximately 35.6% of the outstanding shares of Synacor Common Stock.

Treatment of Outstanding Qumu Equity Awards

Immediately prior to the Effective Time, each currently outstanding Qumu restricted stock award, restricted stock unit and stock option (the “Qumu Stock Awards”) will become fully vested and any restrictions or risk of forfeiture will lapse. Any Qumu Common Stock required to be issued to the holder of such Qumu Stock Award following such acceleration of vesting or lapse of restrictions shall be deemed to be issued and outstanding as of immediately prior to the Effective Time and converted into the right to receive Synacor Common Stock at the Exchange Ratio.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each currently outstanding Qumu stock option will terminate and be cancelled, with the holder thereof becoming entitled to receive, on the date on which the Effective Time occurs, an amount in cash, without interest and subject to applicable withholding, equal to: (i) the excess, if any, of (A) the last reported sales price on Nasdaq of one share of Qumu Common Stock on the Closing Date over (B) the exercise price per share of Qumu Common Stock subject to such Qumu stock option multiplied by (ii) the number of shares of Qumu Common Stock subject to such Qumu stock option at the Effective Time. However, if the exercise price of such Qumu stock option is equal to or greater than the last reported sales price on Nasdaq on such date, such Qumu stock option will terminate and be cancelled without any consideration being payable in respect thereof .

At the Effective Time, by virtue of the Merger and without necessity of any further action, each Qumu equity award that is granted on or after February 11, 2020, is held by a then-current service provider of Qumu and is outstanding immediately prior to the Effective Time will be assumed by Synacor as specified in the Merger Agreement.

Governance

The Merger Agreement provides that, upon the closing of the Merger, the board of directors of Synacor (the “New Synacor Board”) will initially be set at seven authorized directors. Two directors will come from Qumu’s existing board of directors and four directors, including Synacor Chief Executive Officer Himesh Bhise, will come from Synacor’s existing board of directors. It is anticipated that one additional director with software experience relevant to the operations of Synacor will be selected by the New Synacor Board, which such director will be subject to the approval of the New Synacor Board including at least one of the two directors from Qumu. The identities of the directors to serve on the New Synacor Board, other than Mr. Bhise, have not been finalized as of the date of this report.

In addition, upon the closing of the Merger, Synacor’s Chief Executive Officer, Himesh Bhise, will serve as Chief Executive Officer of the combined company; Qumu’s Chief Executive Officer, Vern Hanzlik, will serve as Chief Revenue Officer, Software & Services of the combined company; and Synacor’s Chief Financial Officer, Tim Heasley, will serve as Chief Financial Officer of the combined company.

Conditions to the Merger

The consummation of the Merger is subject to customary closing conditions, including (i) the absence of any adverse law or order promulgated, entered, enforced, enacted or issued by any governmental entity that makes illegal or prohibits the Merger, (ii) the Securities and Exchange Commission (the “SEC”) shall have declared effective the Form S-4 Registration Statement of Synacor which will contain the joint proxy statement/prospectus of the parties in connection with the Merger, (iii) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Qumu Common Stock entitled to vote thereon, (iv) the approval of the issuance of shares of Synacor Common Stock pursuant to the Merger Agreement by the affirmative vote of a majority of votes present or represented by proxy at Synacor’s stockholder meeting in connection with the Merger, (v) the authorization for listing on The Nasdaq Stock Market, subject to official notice of issuance, of the shares of Synacor Common Stock to be issued in the Merger, (vi) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Merger, (vii) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Qumu and Synacor contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, and (viii) the absence of a material adverse effect with respect to each of Qumu and Synacor.

The parties expect the Merger will be completed in the second quarter of calendar year 2020.

Certain Other Terms of the Merger Agreement

Qumu, Synacor and Merger Sub each have made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Qumu and Synacor to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, to refrain from taking certain actions specified in the Merger Agreement, and to use reasonable best efforts to cause the conditions to the Merger to be satisfied.

Neither Qumu nor Synacor is permitted to solicit, initiate, induce or knowingly encourage or facilitate, any acquisition proposal from third parties or to engage in discussions or negotiations with third parties regarding any acquisition proposal. Notwithstanding this limitation, prior to a party’s requisite shareholder approval, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an acquisition proposal that its board of directors has determined in good faith constitutes or is reasonably likely to lead to a superior proposal. Each party’s board of directors may change its recommendation to its shareholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under the Minnesota Business Corporation Act or the General Corporation Law of the State of Delaware, as applicable.

The Merger Agreement provides for certain termination rights for both Qumu and Synacor. Upon termination of the Merger Agreement under certain specified circumstances, Qumu or Synacor may be required to pay the other party a termination fee of $2.0 million.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Qumu, Synacor or their respective subsidiaries and affiliates or to modify or supplement any factual disclosures about Qumu, Synacor or their respective subsidiaries and affiliates in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Qumu and Synacor that were made solely for the purposes of the Merger Agreement and of specific dates, were solely for the benefits of the parties thereto, and which may be subject to important qualifications and limitations agreed to by Qumu and Synacor in connection with the negotiated terms of the Merger

Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Qumu’s or Synacor’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Support Agreements

Simultaneously with the execution and delivery of the Merger Agreement, certain key shareholders of Qumu (Harbert Discovery Fund LP, Vern Hanzlik, David G. Ristow and Robert F. Olson), have entered into support agreements with Synacor (the “Qumu Support Agreements”), pursuant to which such shareholders have agreed, among other things, to vote their respective shares of Qumu Common Stock in favor of the approval of the Merger Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

The persons signing the Qumu Support Agreements currently beneficially own an aggregate of approximately 12% of the outstanding Qumu Common Stock. The foregoing description of the Qumu Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Qumu Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Simultaneously with the execution and delivery of the Merger Agreement, certain key shareholders of Synacor (consisting of funds associated with Pacven Walden, Advantage Capital and 180 Degree) have entered into support agreements with Qumu (the “Synacor Support Agreements”), pursuant to which such shareholders have agreed, among other things, to vote their respective shares of Synacor Common Stock in favor of the approval of the issuance of shares of Synacor Common Stock pursuant to the Merger Agreement, against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, postpone, prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

The persons signing the Synacor Support Agreements currently beneficially own an aggregate of approximately 24% of the outstanding Synacor Common Stock. The foregoing description of the Synacor Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Synacor Support Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)

The information set forth above under the section “Governance” in Item 1.01 is hereby incorporated by reference into this Item 5.02(d).
Item 8.01.     Other Events.

On February 11, 2020, Synacor and Qumu issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 11, 2020, in connection with the announcement of the Merger Agreement, Synacor and Qumu held a conference call available to investors and the public. An investor presentation utilized during such call is filed as Exhibit 99.2 hereto and is incorporated herein by reference. A transcript of the conference call is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

On February 11, 2020, Synacor provided FAQs with respect to the Merger to its employees. A copy of the FAQs provided to Synacor employees is filed as Exhibit 99.4 hereto and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of February 11, 2020, by and among Qumu Corporation, Synacor, Inc. and Quantum Merger Sub I, Inc.*
10.1	Form of Qumu Support Agreement
10.2	Form of Synacor Support Agreement
99.1	Joint Press Release issued by Synacor, Inc. and Qumu Corporation dated February 11, 2020
99.2	Joint Investor Presentation by Synacor, Inc. and Qumu Corporation dated February 11, 2020
99.3	Transcript of Joint Investor Presentation Conference Call by Synacor, Inc. and Qumu Corporation held on February 11, 2020
99.4	Synacor Employee FAQs
*
Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Synacor hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

Additional Information and Where to Find It
In connection with the proposed merger between Synacor and Qumu, Synacor intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus of Synacor and Qumu and other documents concerning the proposed merger with the SEC. The definitive proxy statement will be mailed to the shareholders of Synacor and Qumu in advance of the meeting. BEFORE MAKING ANY VOTING DECISION, SYNACOR’S AND QUMU’S RESPECTIVE SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF SYNACOR AND QUMU WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Synacor and Qumu, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Synacor and Qumu make available free of charge at www.synacor.com and www.qumu.com, respectively (in the “Investor Relations” and “Investors” sections, respectively), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
Participants in the Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Synacor, Qumu and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Synacor and Qumu in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the joint proxy statement/prospectus referred to above.
Security holders may also obtain information regarding the names, affiliations and interests of Qumu’s directors and executive officers in Qumu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 15, 2019, the definitive proxy statement for the 2019 Annual Meeting of Shareholders of Qumu filed with the SEC on April 9, 2019, and the additional definitive proxy soliciting materials for Qumu’s 2019 Annual Meeting of Shareholders filed on April 19, 2019.
Security holders may obtain information regarding the names, affiliations and interests of Synacor’s directors and executive officers in Synacor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 14, 2019, and the definitive proxy statement for the Synacor 2019 Annual Meeting of Stockholders filed with the SEC on April 5, 2019. To the extent the holdings of Synacor securities by Synacor’s directors and executive officers or the holdings of Qumu securities by Qumu’s directors and executive officers have changed since the amounts set forth in Synacor’s or Qumu’s respective proxy statement for its 2019 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It”.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities law, including, without limitation, financial results of the companies individually or on a combined basis, potential cost savings, timing of the closing of the transaction, potential benefits of the transaction, and strategic and operational plans, that are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such statements are subject to risks and uncertainties that include, but are not limited to: (i) Synacor or Qumu may be unable to obtain shareholder approval as required for the merger; (ii) other conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Synacor or Qumu to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Synacor or Qumu does business, or on Synacor’s or Qumu’s operating results and business generally; (v) Synacor’s or Qumu’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Synacor or Qumu may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) the estimated financial results of each company for 2019 may not be representative of the combined company’s results for 2020 or any future period; (x) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (xi) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Synacor and Qumu are set forth in their respective filings with the Securities and Exchange Commission (SEC), including each of Synacor’s and Qumu’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in Synacor’s most recent Annual Report on Form 10-K and Qumu’s most recent Annual Report on Form 10-K are not exclusive and further information concerning Synacor and Qumu and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Synacor and Qumu file from time to time with the SEC. The forward-looking statements in this communication speak only as of the date hereof. Except as required by law, Synacor and Qumu assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date:	February 11, 2020	By:	/s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Secretary